CONFORMED COPY

                               DATED 29 MARCH 1996

                               (1) CHS FINANCE SA

                    (2) THE BANKS AND FINANCIAL INSTITUTIONS
                             NAMED IN THIS AGREEMENT

                        (3) SINGER & FRIEDLANDER LIMITED

                       ----------------------------------

                                 LOAN AGREEMENT

                       -----------------------------------

                                                       STEPHENSON HARWOOD
                                                       One, St Paul's Churchyard
                                                       London EC4M 8SH

                                                       Telephone: 0171-329 4422
                                                       Fax: 0171-606 0822


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                                TABLE OF CONTENTS

         1        INTERPRETATION...........................................1

         2        THE FACILITY.............................................5

         3        DRAWINGS ................................................6

         4        INVOICE CURRENCIES.......................................5

         5        INTEREST.................................................8

         6        REPAYMENT................................................8

         7        EXTERNAL FACTORS.........................................9

         8        REPRESENTATIONS AND WARRANTIES...........................10

         9        COVENANTS................................................11

         10       EVENTS OF DEFAULT........................................13

         11       INDEMNITIES.............................................15

         12       PAYMENTS................................................15

         13       COMMUNICATIONS..........................................17

         14       LAW AND JURISDICTION....................................18

         15       ASSIGNMENT AND TRANSFER.................................18

         16       THE AGENT...............................................19

         17       MISCELLANEOUS...........................................23

         SCHEDULE 1.......................................................24

         SCHEDULE 2.......................................................25

         SCHEDULE 3.......................................................26

         SCHEDULE 4.......................................................27


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LOAN AGREEMENT

Dated: 29 MARCH 1996

BETWEEN:

(1) CHS FINANCE SA company number: 10904 ("the Borrower"), whose registered office is at 59 rue du Rhone, CH 1204, Geneva, Switzerland (Fax Number 41 29
     818 4833);

(2) THE BANKS AND FINANCIAL INSTITUTIONS ("the Bank") named in schedule 1 of the offices listed in that schedule or such other offices as they may select and notify to the Agent from time to time; and

(2) SINGER & FRIEDLANDER LIMITED ("the Agent") of 21 New Street Bishopsgate London EC2M 4HR (Telex Number 886977) (Fax Number 0171 220 7186) or such other office as it may select from time to time.

PRELIMINARY:

The Banks have agreed to provide the Borrower with an uncommitted revolving loan facility in the aggregate principal amount of up to US$25,000,000 subject to clause 2.5 (or its equivalent from time to time in the Invoice Currencies) on the following terms and conditions.

OPERATIVE PROVISIONS:

I        INTERPRETATION

         1.1      DEFINITIONS In this agreement:

                  "ADDRESS FOR SERVICE" means (CHS Electronics plc. Copse Road, St John's Woking, Surrey GU21 1ST England or such other address in England or Wales as the Borrower may from time to time designate by not less than ten days' notice to the Agent for that purpose;

                  "AGENCY ACCOUNT" means (in the case of payments in US dollars) the Agent's account number 001-1-949245 with Chase Manhattan Bank in New York, (in the case of payments in Sterling) the Agent's account number 00858102 - Sort Code: 60-91-52 - with National Westminster Bank plc in London, (in the case of payments in Deutschmarks) the Agent's account number 9273434 with Deutsche Bank of Frankfurt (in the case of payments in French Francs) the Agent's account number 0010000444425 with Banque Paribas in Paris and (in the case of payments in Belgian Francs) the Agent's account number 301-0174134-03-001 with Bank Brussels Lambert in Brussels or such other accounts or banks as the Agent may specify by notice to the Borrower and the Banks;

                  "AIG" means American International Group Inc. of 70 Pine Street, New York, New York 10270, USA;

                  "ASSOCIATED COSTS RATE" means the rate per annum determined by the Agent to be that which expresses the prevailing costs to the Banks of complying with the requirements of the Bank of England in respect of monetary control, liquidity or otherwise;

                  "AVAILABLE AMOUNT" means, in relation to each Bank, such Bank's Participation Amount less the aggregate amount or amounts or (in the case of any amount or amounts advanced in a currency other than US dollars, the Equivalent Dollar Amount of such amount or amounts) from time to time advanced by such Bank under this agreement and not repaid;

                  "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in New York and London and where the reference relates to a utilization in an Invoice Currency in the principal financial centre of the country of that currency;

                  "COLLECTION ACCOUNT" means (in the case of payments in US dollars) account number 21728TC1, (in the case of payments in Sterling) account number 21728TCO. (in the case of payments in Belgian Francs) account number 21728TC4 (in the case of payments in French Francs) account number 21728TC2 (in the case of payments in Deutschmarks) account number 21728TC3 in each case with the Agent in London in the name of 'the Borrower or such other account as the Agent may specify to the Borrower and the Banks;

                  "COMPANIES" means CHS Electronics plc of Copse Road St John's Woking, Surrey GU21 1ST, England. CHS France SA of 11 rue de Cambrai, Batiment 28, 75019 Paris, France and CHS Electronic Vertrieb GmbH of Ohepark 2, D-21224 Rosengarten-Nenndorf, Germany and "COMPANY" shall mean any one of such Companies;

                  "DRAWING" means each amount advanced or to be advanced by the Banks as reduced by repayment from time to time;

                  "ENCUMBRANCE" includes any mortgage charge (fixed or floating) pledge, hypothecation or lien and any other' arrangement or interest (whether by way of assignment, trust, title retention or otherwise) which has the effect of creating security or payment priority.

                  "EQUIVALENT DOLLAR AMOUNT" means in relation to an amount in an Invoice Currency the amount in US dollars which in the opinion of the Bank would be required by the Bank; to purchase the amount of the Invoice Currency in such foreign exchange market as the Bank deems appropriate (in its absolute discretion) at or about 11:00 a.m. local time on the date of calculation of such Equivalent Dollar Amount;

                  "EVENT OF DEFAULT" means any one of the events mentioned in clause 10.1;

                  "FACILITY TERMINATION DATE" means the day which is 360 days after the date of this agreement subject to an extension of 360 days pursuant to clause 2.2;

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                  "GUARANTOR" means CHS Electronics Inc. of 2153 NW. 86th
                  Avenue, Miami, Florida 33122, USA;

                  "HEWLETT PACKARD" means such one or more of Hewlett Packard Company and its subsidiaries from time to time as shall be the insured party under the Policy or as shall supply equipment to the Borrower or any of the Companies as the context may require;

                  "INDEBTEDNESS" includes any obligation for the payment or repayment of money, whether actual or contingent, present or future, incurred as principal or as surety;

                  "INITIAL FINANCIAL STATEMENTS" means the Borrower's audited financial statements for its financial year ended 31 December 1995 and the consolidated audited financial statements of the Guarantor and its subsidiaries for the financial year ended 31 December 1995;

                  "INVOICE CURRENCY" means Sterling, Deustchmarks, French Francs or Belgian Francs;

                  "LIBOR" means in relation to a Drawing, the rate per annum which is determined by the Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent) of the offered rates (if any) appearing, in the case of Drawings in Sterling, on the LIBP page and in the case of Drawings in any other currency, the LIBO page, of the Reuters screen for deposits in the relevant currency and for the specified period of any equivalent successor to such page at or about 11:00 am on the day on which quotations would normally be given by prime banks in the London Interbank Market for deposits in the currency concerned for delivery on the first day of the relevant period or if no such offered rate appears on Reuters screen, the rate per annum determined by the Agent from time to time to be the cost to the Banks of funding the relevant Drawing in the London Interbank Market;

                  "LOAN" means the aggregate amount from time to time advanced to the Borrower under this agreement and nor repaid;

                  "MARGIN" means the margin details of which are contained in a letter dated 29 March 1996 between the Borrower and the Agent or (as appropriate ) a letter dated 29 March 1996 between the Agent and the Banks;

                  "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month unless that later day is not a Business Day, in which case it shall end on the next succeeding Business Day Provided that if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the calendar month in which it is to end, it shall end on the last Business Day in that later calendar month;

                  "PARTICIPATION AMOUNT" means in relation to each Bank, the amount set opposite its name in schedule 1 which is the amount such Bank has agreed to advance to the Borrower subject to approval as detailed in Clause 3.2;

                  "POLICY" means the policy of insurance taken out by Hewlett Packard and the Agent as joint insured with AIG against inter alia the risk of the Guarantor becoming insolvent;

                  "RELEVANT CUSTOMER" in relation to a Drawing means a person to whom a Company is selling equipment financed by such Drawing or any part of it;

                  "REPAYMENT DATE" in respect of each Drawing means the fifteenth day following the drawdown date of such Drawing provided that if such day is not a Business Day, the Repayment Date shall be the next Business Day;

                  "SECURITY DOCUMENTS" means the documents referred to in paragraph 5 of schedule 2 and any other documents providing security for the Borrower's obligations under this agreement from time to time;

                  "STERLING OR "L STERLING" means the lawful currency from time to time of the United Kingdom;

                  "TAX" includes any form of taxation, levy, duty, charge contribution or impost of whatever nature (including any applicable fine, penalty surcharge or interest);

                  "TOTAL AVAILABLE AMOUNT" means the aggregate amount of the Banks Available Amounts; and

                  "US DOLLARS" and "$" means the lawful currency from time to time of the United States of America

         1.2      REFERENCES    In this agreement, each reference to :

                  any document or agreement (including this agreement) is deemed to include a reference to such document or agreement as amended, novated, supplemented, substituted or replaced from time to time.

                  the "AGENT", the "BANKS", the "GUARANTOR" and the "BORROWER" where the context so admits, is deemed to include their respective successors, assigns and/or transferees;

                  a provision of a statute is, unless otherwise indicated, deemed to include a reference to such provision, as amended, modified or re-enacted from time to time;

                  the singular, where the context so admits is deemed to include the plural and vice versa, and a person is deemed to include a reference to a company, partnership, unincorporated body and any other entity and vice versa.

                  1.3 TITLES The title of any provision of this agreement shall not affect the meaning of that or any other provision.

         2        THE FACILITY

                  2.1 PURPOSE The loan will be used by the Borrower solely for the purpose of lending the proceeds thereof to any one or more of the Companies for the purpose of purchasing computer equipment from Hewlett Packard where an order for such equipment from a Relevant Customer has been placed with such Company or Companies. All Drawings (or the proceeds thereof following a purchase of the relevant currency in accordance with Clause 3.4) shall be paid by the Agent direct to Hewlett Packard.

                  2.2 TERM This uncommitted facility will be available to the Borrower from the date of this agreement until the day falling 360 days thereafter provided that the Borrower may request that the facility be extended for a further 360 days and, if the Banks (or any of them) and the Agent agree and the Borrower shall pay the fee payable in respect of such extension under Clause 2.3, it shall be so extended.

                  2.3 FEES The Borrower will pay the Agent for its own account and for the account of the Banks fees details of which are contained in letters dated 29 March 1996 from the Agent to the Borrower and from the Agent to the Banks.

                  2 4 BANKS' OBLIGATIONS The obligations of each Bank are several. The failure by a Bank to perform its obligations shall not affect the obligations of the Borrower towards any other Bank or the Agent nor shall any other Bank or the Agent be liable for the failure by such Bank to perform its obligations hereunder.

                  2.5 AMOUNT AVAILABLE The maximum amount available to be drawn down under this facility from time to time shall be the lesser of (i) the aggregate of the Participation Amounts of the Banks listed in Schedule I and (ii) US$25,000,000. The Agent may at any time and from time to time enter into such further agreements on behalf of the banks with the Borrower and such other banks and financial institutions as it shall in its absolute discretion think fit on the terms and conditions of this agreement. If the Agent shall enter into any such amendment agreements, the definition of "BANKS" in this agreement shall, where the context so admits be deemed to include such additional banks and/or financial institutions and
                           Schedule 1 shall be amended to include such Bank (s) and their Participation Amount(s).

         3        DRAWINGS

                  3.1 CONDITIONS PRECEDENT This facility is an uncommitted facility and the Borrower will not be entitled to request any Drawings under this agreement until the Agent confirms to the Borrower that the Agent has received each of the documents and evidence specified in schedule 2 in form and substance acceptable to it and will not be entitled to make any Drawing unless the relevant Banks have approved such Drawing.

                  3.2 MECHANICS The Borrower will be entitled to request Drawings in US dollars and/or the Invoice Currencies up to an aggregate amount (in the case of Drawings in an Invoice Currency, taking the Equivalent Dollar Amount) at any time outstanding of up to $25,000,000 (subject to clause 2.5) on Business Days which fall before the Facility Termination Date by sending to the Agent (to be received by the Agent no later than 10:00 a.m. on the fifth Business Day prior to the proposed drawdown date a duly completed and executed notice in the form of schedule 3 together with (i) a list of the Relevant Customers specifying each customer's name, address, the Company supplying equipment to it and the amount due from it, and (ii) a corresponding invoice from Hewlett Packard, if in each case:

                  (a) any Drawings which remain outstanding in whole or in part were made on not more than four separate Business Days; and

                  (b) the amount (or in the case of a Drawing in a currency other than US dollars, the Equivalent Dollar Amount) of each Drawing is at least $l,000,000 or if only one Drawing is being requested, is equal to the Total Available Amount.

                  On receipt of such notice and other documents, the Agent shall consult such of the Banks as it shall in its absolute discretion select as to whether such Drawing(s) are approved and the Agent shall notify the Borrower whether or not such Drawing(s) have been approved and the amount of such Drawing(s) (which may be less than the amount requested by the Borrower) within two Business Days of receipt of such notice. For the avoidance of doubt, if any of the Banks that the Agent consults shall not approve such proposed Drawing(s) such Bank(s) shall not provide funds for such Drawing but the other Banks so consulted together with any further Banks the Agent shall in its absolute discretion consult (who shall approve such Drawing(s)) shall make such Drawing(s) available to the Borrower.

                  Provided that the Agent shall have notified the Borrower not later than the third Business Day before the proposed drawdown date that the Drawing(s) have been approved, the Borrower will be entitled to make the Drawing(s) if in respect of each
                  Drawing:

                  3.2.1 the currency in which such Drawing is denominated is either the currency in which the amounts due from Relevant Customers are denominated or US dollars provided that if the amounts due from Relevant Customers are denominated in different currencies, the Drawing shall be in US dollars;

                  3.2.2 such Drawing does not exceed the aggregate amount due from the Relevant Customers in respect of such Drawing. Where the amounts due from the Relevant Customers are denominated in a different currency to the Drawing to which they relate, such amounts shall be converted (for the purposes of calculating this limit only) into the currency in which the Drawing is denominated at such rate as the Agent shall in its absolute discretion think appropriate;

                  3.2.3 the amount of the Drawing(s) is sufficient to pay the relevant invoice from Hewlett Packard in full in the currency in which such invoice is denominated provided that if the amount of the proposed Drawing calculated in accordance with this Clause 3.2 (following if necessary, the purchase of the relevant currency in accordance with Clause 3.4) is insufficient to pay such invoice in full, the Borrower will not be entitled to make such Drawing(s) until the Agent has received from the Borrower a sum equal to the amount of such shortfall in the currency of Hewlett Packard's invoice;

                  3.2.4 all previous Drawings made in respect of the Relevant Customers have been repaid by the relevant Customers when due;

                  3.2.5 the amount deposited or which will be deposited on drawdown in the Collection Account is at least equal to thirty per cent of the Loan (including the proposed Drawing);

                  3.2.6 no Event of Default or event which upon the giving of notice or with the lapse of time or both or the satisfying of other conditions would constitute an Event of Default has occurred on or before the proposed drawdown date;

                  3.2.7 each of the representations and warranties contained in Clause 8 is true and accurate on the proposed drawdown date.

                  3.3 PARTICIPATION The Agent shall notify such of the Banks as it shall in its absolute discretion select of its receipt of a notice under Clause 3.2. If the Drawing(s) is or are approved by all or any such Banks, each Bank approving such Drawing(s) will participate in the Drawing(s) in such amount as the Agent shall agree with each Bank.

                  3.4 DISBURSEMENT Each relevant Bank shall make its proportion of each Drawing available to the Agent by payment in the relevant currency in immediately available cleared funds to the relevant Agency Account by 10:00 am on the proposed drawdown date and the Agent shall then pay the funds so received to Hewlett Packard by payment to Hewlett Packard's account specified by the Borrower in the notice given under Clause 3.2 provided that if the Drawing shall be denominated in a currency other than the currency of Hewlett Packard's invoice, the Agent shall utilise such funds to purchase the currency required to pay Hewlett Packard's invoice in accordance with its usual practice.

                  3.5 COMPENSATION If for any reason a Drawing is not drawn down after notification of its approval by the Banks to the Borrower, the Borrower will pay to the Agent on demand for the account or the Banks such amounts as the Banks consider necessary to compensate them for any cost, expense or loss incurred in relation to the proposed Drawing and as they notify to the Agent.

         4       INVOICE CURRENCIES

                           Notwithstanding that the Agent has advised the Borrower pursuant to Clause 3.2 that a Drawing has been approved, it there subsequently occurs any change in national or international, financial, political or economic conditions, currency availability, currency exchange rates or exchange controls which in the opinion of the Agent renders it impracticable for the Drawing to be denominated in the requested currency on the relevant drawdown date. the Agent may give notice to the Borrower to that effect before 3:00p.m. (London time) on the day two Business Days immediately preceding the relevant drawdown date, in which event the Drawing will, if agreed by the relevant Banks, be available for drawdown on the relevant drawdown date in US dollars or such other currency as the Agent shall in its absolute discretion select.
         5       INTEREST

                 5.1 CALCULATION Interest will accrue from day to day on each Drawing and will be calculated by the Agent at the applicable rate for such Drawing, both before and after judgment on the basis of the actual number of days elapsed in a 360 day year or in the case of a Drawing in Sterling or Belgian Francs, a 365 day year. Interest will be payable by the Borrower in arrears to the Agent (for the account of the relevant Banks) on the Repayment Date for such Drawing in the currency in which the relevant Drawing is denominated. The Agent will notify the Borrower and the relevant Banks of each interest rate determined by it.

                 5.2 ORDINARY RATE The rate of interest applicable to each Drawing from time to time will be the aggregate of LIBOR and the Margin and, in the case of a Drawing in Sterling, the Associated Costs Rate.

                 5.3 DEFAULT RATE If the Borrower fails to pay any amount payable by it under t his agreement on its due date, the Borrower will on demand by the Agent from time to time pay interest on such overdue amount from its due date up to its date of actual payment in full, both before and after judgment. at the rate per annum determined by the Agent to be the aggregate of four per cent, per annum and LIBOR. For the purposes of calculating such interest, such overdue amount will be deemed to be a "Drawing" .

         6        REPAYMENT

                  6.1 REPAYMENT Each Drawing shall be repaid out of the proceeds of each payment received from a Relevant Customer into the Collection Account and the Agent shall apply such proceeds (for, where such proceeds are denominated in a different currency to the relevant Drawing, shall utilise such proceeds to purchase the relevant currency in accordance with its usual practice and shall apply such amounts purchased) in or towards such repayment as soon as practicable after such receipt provided that if the Drawing has not been repaid in full by the Repayment Date for such Drawing, such Drawing shall become immediately due and payable by the Borrower in the currency in which such Drawing is denominated.

                  6.2 SURPLUS If following the repayment in full of a Drawing and the payment of all interest accrued thereon, there remains in a relevant Collection Account any sums received from the Relevant Customers in respect of such Drawing, provided that all other payments due by the Borrower to the Banks or the Agent under this agreement shall have been paid and there will remain an amount equal to thirty per cent of the Loan at such time in the Collection Account, the Agent may (in its absolute discretion) account to the Borrower for such moneys.

         7        EXTERNAL FACTORS

                  7.1 WITHHOLDINGS If at any time the Borrower is required by law to make any deduction or withholding from any payment due from the Borrower to the Agent or the Banks, the Borrower shall simultaneously pay whatever additional amount is necessary to ensure that the Agent and/or the Banks receive a net sum equal to the payment or payments which would have been received had no deduction or withholding been made.

                  7.2 TAXES ON RECEIPT If the Agent or any Bank or any person on their behalf is required to pay Tax (other than Tax on its overall net income) on any payment receivable or received under this agreement or any liability to Tax in respect of any such payment is assessed, imposed or levied on any of them, then the Borrower will indemnify the Agent or the relevant Bank on demand by the Agent against such payment or liability.

                  7.3 INCREASED COSTS If any change in law or in its interpretation or administration by any relevant governmental authority or any request from or requirement of any other fiscal, monetary or other authority:

                           7.3.1 subjects any Bank to a cost in relation to its performance of this agreement, its maintenance of its Available Amount or its advance of its portion of the Loan or increases any such cost; or

                           7.3.2 imposes or changes any reserve or other requirement against or in respect of any commitments or assets of any Bank (including its Available Amount or its portion of the
                                    Loan); or

                           7.3.3 imposes on any Bank any other condition or payment obligation in relation to its Available Amount, its portion of the Loan or any other matter arising under this agreement or affects the manner in which any Bank allocates its capital resources to its obligations under this agreement and the result of any of the above is to increase the cost to that Bank of making or maintaining all or any part of its Available Amount or its portion of the Loan or otherwise to reduce that Bank's expected return from all or any part of its portion of the Loan, then the Borrower will pay to that Bank on demand by the Agent from time to time such amounts as that Bank determines will compensate it for such increased cost or for such reduced return.

                           7.4 NOTICES If any Bank wishes the Agent to make any demands in its behalf under Clauses 7.2 or 7.3 it will promptly notify the Agent and provide the Agent on request with all relevant information.

                           7.5 ILLEGALITY If at any time it becomes unlawful for a Bank to allow its Available Amount to remain in effect or to make, fund or allow its portion of the Loan to remain outstanding then that Bank will promptly notify the Agent and: -

                           7.5.1 that Bank will not be required to make its portion of the Loan and its Available Amount will be reduced to zero; and

                           7.5.2 if that Bank so requires by notice to the Borrower through the Agent, the Borrower will repay that Bank's portion of the Loan and pay all accrued interest, fees and other sums owed by the Borrower to that Bank under this agreement by payment to the Agent for the account of that Bank, all on such date as that Bank may specify.

        8        REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants to the Agent and the Banks that: -

                  8.1 each of the Borrower and the Guarantor is duly constituted and n good standing under the laws of the country, in which it is incorporated and has the appropriate power and authority to own its property and assets and to carry on its business as now conducted;

                  8.2 neither the Borrower nor the Guarantor is insolvent or in liquidation or administration or subject to any other insolvency procedure and no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of all or any part of either of their property, undertaking or assets;

                  8.3 each of the Borrower and the Guarantor has the appropriate power to enter into and perform this agreement and the Security Documents (to the extent that it is a party thereto), has taken all necessary action to authorise the execution, delivery and performance of this agreement and Security Documents and the obligations expressed as being assumed by it under this agreement and its Security Documents constitute its valid, legal and binding obligations and their performance will not contravene any provision of its memorandum and articles of association (or other constituting documents) or any law or other obligation binding upon it;

                  8.4 no approval, authorisation, consent, licence, permit and registration of or with any governmental, judicial or other authority or other third party is required or desirable in connection with the execution, performance, validity or enforceability of this agreement or any of the Security Documents;

                  8.5 each of the Borrower and the Guarantor holds (and has at all times complied with in all material respects) all authorisations required to carry on its business and neither of them is aware of any event or circumstance which could reasonably be expected adversely to affect its right to hold and/or to obtain renewal of all such authorizations and/or to obtain any new authorisations which will be required to enable it to carry on its business;

                  8.6 except as disclosed in writing to the Agent and the Banks prior to the date of this agreement or as created by the Security Documents, there are no Encumbrances affecting any of the Borrower's or Guarantor's property, assets or undertaking (whether present or future) and neither the Borrower nor the Guarantor has given any guarantee, indemnity or other assurance against loss in relation to the liability of any other person;

                  8.7 the information provided by the Borrower to the Agent and the Banks prior to the date of this agreement was true, complete and accurate in all material respects and the Borrower is not aware of any material facts or circumstances that have not been disclosed and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to it;

                  8.8 the Initial Financial Statements give a true and fair view of the financial condition of the Borrower or the consolidated financial condition of the Guarantor and its subsidiaries as at the end of the period to which they relate and there has been no material adverse change in their financial condition since that date;

                  8.9 neither the Borrower, the Guarantor nor any of the Companies have breached any United States technology transfer embargo;

                  8.10 neither the Borrower, the Guarantor nor any of the Companies are insolvent (as defined in the Policy) or more than sixty days past due in any payment obligations to Hewlett Packard and Hewlett Packard has not during the twelve months immediately preceding the first day of the Policy Period (as defined in the Policy) rescheduled or extended the due date of any amounts owing by the Borrower, the Guarantor or any of the Companies.

         9        COVENANTS

                  9.1      POSITIVE   The Borrower will: -

                           9.1.1 procure that its liabilities under this agreement rank all times at least pari passu with all its other Indebtedness except Indebtedness preferred solely by law;

                           9.1.2 promptly give notice to the Agent of the occurrence of any Event of Default or any other event which, with giving of notice or lapse of time or both or the satisfying of other conditions would constitute an Event of Default;

                           9.1.3 maintain such insurance against such risks and at such levels in relation to its assets and business as is reasonable and customary for a company engaged in the same or a similar activity and in the same or similar localities to the Borrower and the Companies;

                           9.1.4 provide the Agent within 180 days after the end of each of its financial years with copies of its annual profit and loss accounts and balance sheet and annual report and of the consolidated annual financial statements of the Guarantor and its subsidiaries in sufficient numbers for the Banks, such financial statements to be prepared on the same basis as was used in the preparation of the Initial Financial Statements, to be audited by auditors acceptable to the Agent and to be certified by an officer of the Borrower or as the case may be the Guarantor as giving a true and fair view of its financial condition or the consolidated financial condition of the Guarantor and its subsidiaries as at the end of the period to which such statements relate;

                           9.1.5 provide the Agent with such other financial or other information as the Agent may reasonably require from time to time;

                           9.1.6    obtain, observe and renew all such
                                    authorisations consents and licenses which are required in relation to its business;

                           9.1.7 ensure that all payments from the Relevant Customers are paid directly into the relevant Collection Account and that the Relevant Customers are given such notices and payment instructions as the Agent shall from time to time;

                           9 1.8 ensure that all premiums and other sums due in respect of the Policy are paid when due and ensure that the Policy is not avoided or canceled for any reason and from time to time on demand by the Agent produce evidence to the Agent in a form satisfactory to the Agent that the Policy remains in full force and effect and that all premiums payable in respect of the Policy have been paid and take all such steps as the Agent may from time to time require in relation to making any claim under the Policy;

                           9.1.9 ensure that the full amount of the Loan is at all times covered by the Policy;

                           9.1.10 ensure that copies of all notices sent by or received by it in relation to the Policy are sent to the Agent;

                           9.1.11 ensure that there is at all times deposited in the Collection Account an amount at least equal to thirty per cent of the Loan; and

                           9.1.12 procure that neither the Borrower, the Guarantor nor any of the Companies will breach any United States Technology transfer embargo.

                  9.2      NEGATIVE

                           The Borrower will not without the prior written consent of the Agent (such consent not to be unreasonably withheld);

                           9.2.1 create or permit to arise or continue any Encumbrance or other third party right affecting all or any of its property, assets and undertaking (whether present or future) nor increase or extend any liability of the Borrower secured on any of its property, assets and undertaking (whether present or future);

                           9.2.2 make, or permit to be made any change in the nature of the Borrower's business as carried on at the date of this agreement; or

                           9.2.3 make any loans, grant any credit (save in the ordinary course of business or give any guarantee, indemnity or other assurance against loss to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person.

         10       EVENTS OF DEFAULT

                  10.1     EVENTS  Each of the following will be an Event of
                           Default: -

                           10.1.1 if the Borrower fails to make payment of any amount payable by it in the manner and at the time provided in this agreement or any of its Security Documents;

                           10.1.2 if any representation or warranty made or repeated by the Borrower or the Guarantor in this agreement or any Security Documents or in any notice delivered under any of them shall prove to have been incorrect in any respect as of the time made or repeated;

                           10.1.3 if the Borrower fails to perform any of its other obligations under this agreement or any of its Security Documents or the Guarantor fails to perform any of its obligations under any of its Security Documents and, in either case such failure of capable of remedy in the opinion of the Agent) remains unremedied to the satisfaction of the Agent for five Business Days after notice requiring its remedy has been given by the Agent to the Borrower or the Guarantor;

                           10.1.4 if any Indebtedness of the Borrower or the Guarantor becomes due and payable or capable of being declared due and payable prior to its due date or any Indebtedness of the Borrower or the Guarantor is not paid on its due date;

                           10.1.5 if the Borrower or the Guarantor without the prior written consent of the Agent stops payment of its debts or ceases or threatens to cease to carry on its business or is unable to pay its debts as they fall due or is deemed unable to pay its debts or enters into any arrangements with its creditors generally;

                           10.1.6 if the Borrower or the Guarantor becomes insolvent or any resolution is passed or any petition presented or any other legal process commenced for the liquidation, bankruptcy, administration or any other insolvency procedure of or in relation to the Borrower or the Guarantor in any jurisdiction or a receiver, manager, trustee, custodian or analogous officer is appointed in respect of all or any part of its property undertaking or assets;

                           10.1.7 if it becomes unlawful for the Borrower or the Guarantor to perform all or any of its obligations under this agreement or any Security Document or any authorisation approval, consent, licence, exemption, filing, registration or notarization or other requirement of any governmental, judicial or public body or authority necessary to enable the Borrower or the Guarantor to comply with its obligations under this agreement or any Security Document or to carry on its business is not obtained or, having been obtained, is modified, revoked, suspended, withdrawn or withheld or fails to remain in full force and effect;

                           10.1.8 if all or any of the Security Documents or the Policy is discontinued or terminated or is or becomes wholly or partially illegal, invalid, void or unenforceable;

                           10.1.9 if any injunction, order a judgment or decision is made or given which, in the opinion of the Agent, materially and adversely affects, or is likely so to affect, the ability of the Borrower or the Guarantor to carry on its business or to perform any of its obligations under this agreement or any Security Document; or

                           10.1.10 if there is any change in the financial condition of the Borrower or the Guarantor which,in the opinion of the Agent, materially and adversely affects, or is likely so to affect, the ability of the Borrower or the Guarantor to perform any of its obligations under this agreement or any Security Document.

                  10.2 REMEDIES If an Event of Default occurs the Agent may: -

                           10.2.1 by notice to the Borrower declare the Loan and all accrued interest, fees and other sums owed by the Borrower under this agreement to be immediately due and payable and the same will become so due and payable; and/or

                           10.2.2 by notice to the Borrower,declare the Total Available Amount to be immediately reduced to zero and the same will be so reduced; and/or

                           10.2.3 take steps to enforce all or any of the Security Documents (without prejudice to such rights as it may already have had to take such steps prior to the occurrence of an Event of Default) and make a claim to AIG for a payment to be made under the Policy.

         1.1      INDEMNITIES

                  11.1 GENERAL COSTS The Borrower will from time to time on demand reimburse the Agent for all costs and expenses (including legal fees) and VAT chargeable on them reasonably incurred (whether on its own behalf or on behalf of the Banks) in or in connection with the preparation, negotiation, execution, preservation and/or enforcement of this agreement, the Policy and the Security Documents.

                  11.2 STAMP DUTIES The Borrower will pay to the Agent on demand all stamp and other duties and Taxes, if any, to which this agreement and the Security Documents may be subject or give rise and indemnify the Agent on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such duties or Taxes.

                  11.3 BREAK COSTS If any repayment of all or any part of a Drawing is made otherwise than on the Repayment Date relating to it, the Borrower will pay to the Agent (for the account of the Banks) on demand such additional amount as the Banks may determine and notify to the Agent as being necessary to compensate them for any related loss, premium, penalty or expense incurred or to be incurred by them (including, without limitation, the costs of redeploying any funds borrowed or other commitments entered into by the Banks in respect of this agreement).

                  11.4 DEFAULT The Borrower will indemnify the Agent and/or the Banks on demand of the Agent against any loss or expenses (including legal fees) sustained or incurred as a consequence of any failure by the Borrower or the Guarantor to perform any of its obligations under this agreement or any Security Document.

         12       PAYMENTS

                  12.1 SET OFF Each of the Agent and the Banks shall be entitled at any time or times without notice (both before and after demand) to set off any liability owed to it by the Borrower against any liability owed by it to the Borrower (in either case whether actual or contingent, present or future and irrespective of the branch or office, currency or place of payment) and may for such purpose convert or exchange any currency.

                  12.2 RESTRICTION Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Borrower with the Agent or any Bank, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Borrower before every liability of the Borrower to the Agent or (as the case may be) such Bank has been discharged, but the Agent or (as the case may be) such Bank may permit any withdrawal without affecting the continued application of this Clause.

                  12.3     CURRENCY   The Borrower's liability under this
                           agreement is to discharge its payment obligations in the currency in which the relevant Drawing is denominated or if the payment does not relate to a Drawing, in US dollars ("the relevant currency"). If at any time any Bank (or the Agent on its behalf) receives any payment (including by set-off) referable to any of the Borrower's liabilities under this agreement from any source in a currency other than the relevant currency then such payment shall take effect as payment to that Bank (or the Agent) of the amount in the relevant currency which that Bank (or the Agent) is able to purchase (after deduction of any relevant costs) with the amount of the payment so received in accordance with its usual practice.

                  12.4     INDEMNITY   If a payment is made under a court order
                           and is treated by Clause 12.3 as a payment of an amount which falls short of the relevant liability of the Borrower expressed in the relevant currency, the Borrower as a separate and independent obligation shall on demand by the Agent from time to time indemnify the relevant Bank (or the Agent on its behalf) against such shortfall and shall pay interest on such shortfall from the date of such payment to the date the shortfall is paid. Such interest will be calculated under Clause 5.3 as if such shortfall were an overdue amount.

                  12.5     FUNDS   All payments to be made by the Borrower to
                           the Agent or to the Banks shall be made in the relevant currency in immediately available cleared funds to the Agency account on its due date. Such payments shall be made in full without set off or counter-claim and free and clear of any deduction or withholding for or on account of any Tax (save for such deduction or withholdings as are required by law) or any other matter.

                  12.6 CERTIFICATES A certificate signed by an official of the Agent as to any amount due or owing from the Borrower shall be conclusive evidence against the Borrower except in the case of manifest error or any question of law.

                  12.7 DISTRIBUTION Each payment received by the Agent for the account of a Bank in accordance with Clause 12.5 shall be made available by the Agent to such Bank for value the same day by transfer to such account as such Bank shall have previously notified to the Agent provided that such payment received on or prior to the relevant Repayment Date shall be so made available on such Repayment Date

                  12.8 CLAWBACK Unless the Agent shall have received written notice by not later than 10:00 a.m. on the Business /day prior to the date on which a payment is to be made by a Bank or the Borrower under this agreement that such payment will not be made, the Agent may assume that each bank or the Borrower (as the case may be) has made each such payment on its due date and the Agent may, but shall not be bound to make available to the Borrower or the Banks (as the case may be) on such due date their corresponding entitlements (if any) in respect of such payment. If any such payment is not in fact made to the Agency by a Bank or the Borrower on its due date in the matter required by Clause 3.4 or Clause 12.5, the Agent shall be entitled to recover any relevant amounts on demand from the Borrower or the Banks. The relevant Bank or the Borrower (as the case may be) shall on demand indemnify the Agent for any costs incurred in connection with such payments.

                  12.9 REDISTRIBUTION If at any time the proportion which any Bank has received or recovered (whether by payment, the exercise of a right of set off or combination of accounts or otherwise) in respect of its portion of any payment to be made under this agreement by the Borrower for account of that Bank and one or more other Banks exceeds the proportion of such payment so received or recovered by the other Bank or Banks so receiving or recovering the smallest proportion of it, then;

                           12 9.1 such Bank shall pay to the Agent an amount equal to such excess amount;

                           12.9.2 there shall then fall due from the Borrower to such Bank an amount equal to the amount paid out by such Bank under Clause 12.9.1. the amount so due being treated for this purpose as if it were an unpaid part of such Bank's portion of such relevant payment; and

                           12.9.3 the Agent shall treat the amount received by it from such Bank under Clause 12.9.1 as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the banks (including such Bank) pro rata to their respective entitlements.

         13       COMMUNICATIONS

                  13 WRITTEN All communications under this agreement must be in writing. All communications from the Banks to the Borrower or vice versa must be sent through the Agent.

                  13.2 ADDRESSES Any communications may be sent by prepaid post telex or fax or delivered to the Agent, a Bank or the /borrower at its address, telex of fax number to the other parties to this agreement in which case it must be sent to the last address, telex or fax number so communicated to the others for this purpose. communications to the borrower may also be sent or delivered to the Address for Service.

                  13.3 DELIVERY A communication by the Agent to the Borrower by post will be deemed made on the day after posting by first class post, postage prepaid (but, it to another country, five days after posting by airmail, postage prepaid). In the absence of proof to the contrary at the time of transmission, a communication by the Agent to the /borrower by telex or fax will be deemed mace when transmission has been completed. A communication by a Bank or the Borrower to the Agent will be deemed made only when actually received by the Agent.

         14       LAW AND JURISDICTION

                  14.1 LAW This agreement is governed by and will be construed in accordance with English law.

                  14.2 JURISDICTION For the benefit only of the Agent and the Banks, the parties irrevocably agree that the English courts are to have jurisdiction to settle any disputes and to entertain any suit, action or proceedings in each case arising out of or in connection with this agreement (together, in this Clause 14, "PROCEEDINGS").

                  14.3 OTHER COURTS Nothing contained in this Clause 14 shall limit the right of the Agent or the Banks to take proceedings against the Borrower in the courts of any country in which the Borrower has' assets or in any other courts of competent jurisdiction. nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

                  14.4 WAIVER The Borrower irrevocably waives any objection which it may now or in the future have to any court referred to in this Clause 14 as a venue for any proceedings and any claim, which it may now or in the future be able to make that any proceedings in any such court have been instituted In an inconvenient or inappropriate forum.

                  14.5 JUDGMENTS A judgment in any proceedings against the Borrower in any court referred to in this Clause 14 shall be conclusive and binding upon the Borrower and may be enforced in the courts of any other jurisdiction

                  14.6 SERVICE The address for Service shall be an effective address for service of proceedings in the English courts on the Borrower.

         15       ASSIGNMENT AND TRANSFER

                  15.1 CONSENT By this agreement the Borrower gives its irrevocable consent and continuing agreement to the assignment and/or transfer by the Agent or any Bank of any one or more of its rights and/or obligations under this agreement and the Security Documents to any other person.

                  15.2 ASSIGNMENT Upon notice to the Borrower of any assignment of rights against the Borrower under this agreement or any Security Document to which the Borrower is party, such assignment shall take effect as an absolute assignment and the assignee shall be entitled to sue the Borrower without joining the assignor as a party to the proceedings. For the avoidance of doubt the assignor shall be entitled to sue the Borrower pursuant to any right not assigned without joining the assignee as a party to the proceedings.

                  15.3 TRANSFERS The Borrower irrevocably agrees that if it receives notice of any transfer of obligations owed to the Borrower under this agreement or any Security Document to which the Borrower is party and the transferee confirms in such notice that it will perform such transferred obligations. then such obligations shall be novated and after that shall be owed to the Borrower by the transferee and not the transferor.

                  15.4 SECURITY DOCUMENTS Unless otherwise expressly provided in any Security Document or otherwise expressly agreed between a Bank and any potential assignee or transferee and notified by such Bank to the Agent at the time at which the relevant assignment and/or transfer takes effect under Clause 15.2, and/or Clause 15.3 there shall automatically be assigned with any assignment and/or transfer of any one or more of a Bank's rights and/or obligations under this agreement such Bank's rights under or in respect of each of the Security Documents which relate to that portion of such Bank's rights and/or obligations under this agreement which are the subject matter of such assignment and/or transfer.

                  15.5 PROHIBITION The Borrower may not assign and/or transfer any one or more of its rights and/or obligations under this agreement or any Security Document to which it is party.

                  15.6 DISCLOSURE Each of the Agent and the Banks may give to a proposed assignee, transferee or any other person entering into contractual relations with it in respect of this agreement or any Security Document to which the Borrower is party such information relating to the Borrower, any Company and the Guarantor as it thinks fit.

         16       THE agent

                  16.1     AGENCY   Each Bank appoints the Agent to act as its
                           agent in connection with this agreement and authorizes the Agent to take such action and exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms of this agreement together with all reasonably incidental rights. powers and discretions. The Agent's duties under this agreement are solely of a mechanical and administrative nature.

                  16.2 Security Each Bank further agrees (or shall be deemed to have agreed) that where Security /documents or the Policy are to be granted, in favour of the Agent, inter alia, for the benefit of the Banks, then the Agent may enter unto such Security Documents or Policy on behalf of the Banks and shall hold the benefit of such Security Documents or Policy on trust for the Banks to the extent of their respective interests for the time being and that the terms and conditions of this Clause shall apply to the Agent in its capacity as trustee for the Banks under such Security Documents or Policy as well as to the Agent in its capacity as agent for the Banks under the Security Documents or Policy. The perpetuity period applicable to the trusts created by and pursuant hereto shall be eighty years

                  16.3 Trustee powers Unless expressly excluded in the Security Documents or the Policy (as the case may be), the Agent may rely on exercise and be protected by the discretion's, protections, powers and rights conferred on trustees, mortgages or receivers under the Law of Property Act 1925, the Trustee Act 1925, the Trustee Investments Act 1962 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the same and any of the Security Documents or Policy or where the same are less extensive or more restricted than those provided in the Security Documents or Policy, then the terms of the Security Documents or Policy shall prevail to the extent permitted by English law.

                  16.4     ASSUMPTIONS   The Agent may:

                           16.4.1 assume that any representation made by the Borrower or the Guarantor is true that no event which is or may become an Event of Default has occurred and that neither the Borrower nor the Guarantor is in breach of or default under this agreement or any Security Document unless an officer of the Agent (with specific responsibility for this agreement) has actual knowledge or actual notice to the contrary;

                           16.4.2 engage, pay for and rely on the advice or services of any lawyers accountants surveyors or other experts whose advice or services may to it seem necessary or, desirable:

                           16.4.3 rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrower or the Guarantor upon a certificate or other documents signed by or on behalf of it;

                           16.4.4 rely upon any communication or document believed by it to be genuine;

                           16.4.5 refrain from exercising any right, power or discretion vested in it as Agent in this agreement or any Security Document or the Policy and shall not incur any liability to any party to this agreement by reason of so refraining.

                  16.5     OBLIGATIONS The Agent shall:

                           16.5.1 promptly inform each Bank of the contents of any notice or document received by it as Agent from the Borrower; and

                           16.5.2 promptly notify each Bank of the occurrence of any Event of Default or any default by the Borrower or the Guarantor in the due performance of or compliance with this agreement or a Security Document of which a relevant officer of the Agent has actual knowledge or actual notice.

                  16.6     DUTIES   Notwithstanding anything to the contrary
                           expressed or implied in this agreement or any Security Documents, the Agent shall not;

                           16.6.1 be bound to inquire as to whether or not any representation made by the Borrower or the Guarantor in connection with this agreement or any Security Document is true as to the occurrence or otherwise of any event which is or may become an Event of Default, as to the performance by the Borrower or the Guarantor of its obligations under this agreement or any Security Document or as to any breach of or default by the Borrower or the Guarantor of its obligations under this agreement or any Security Document;

                           16.6.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

                           16.6.3 be bound to disclose to any other person any information relating to the Borrower or any Company if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

                           16 6.4 be bound to make any payment to any Bank except out of moneys held by it for that purpose under the provisions of this agreement; or

                           16.6.5 be under any obligations other than those for which express provision is made herein.

                  16.7 DISCRETION The Agent may with the consent of a majority of the Banks (being such of the /banks which together have provided at least fifty per cent of the
                           Loan) (except where any other authority is required for the same by the express provisions of this agreement) grant waivers or consents in relation to the terms of this agreement or any Security Document or the Policy.

                  16.8 DEDUCTIONS Without limitation to Clause 16.9, the Agent shall be entitled to reimburse itself in respect of any actions, costs claim, damages, expenses or demands to which it may be out as Agent from any moneys which it receives for the account of the Banks under this agreement or any Security Document or the Policy and before making any distribution or other payment to the Banks, the Agent may deduct and retain for its own account such reimbursement and all moneys due to it for its own account. The Agent may further deduct and make such deductions as are required by law from each distribution or payment to be made by it.

                  16.9     INDEMNITY   Each Bank shall, from time to time on
                           demand by the Agent indemnify the Agent, in the proportion its share of the Loan (or, in no Drawing has been made, its Available Amount) bears to the Loan (or, if no Drawing has been made, the total Available Amount) at the time of such demand (or, if the Loan has then been repaid in full, immediately prior to its final repayment), against any and all costs, claims, expenses (including legal fees) and liabilities which the Agent may incur in such capacity and which in any way relate to or arise out of this agreement or the Security Documents or the Policy or action taken or omitted by the Agent in enforcing or preserving, or in attempting to enforce or preserve, any of the rights of the banks under this agreement or the Security Documents or the Policy except to the extent they are incurred as a result of its own gross negligence or willful misconduct.

                  16.10 INFORMATION The Agent does not accept any responsibility for the accuracy and/or completeness of any financial or other information supplied or representations made b the Borrower or the Guarantor in connection with or in this agreement Of any Security Document or the Policy or for the legality validity effectiveness. Adequacy or enforceability of this agreement or any Security Document or the Privacy and he Agent shall be under no liabiiity as a result of taking or omitting to take any action in relation to this agreement or any Security Document or he Policy. save in the case of gross negligence or willful misconduct.

                  16.1 WAIVER Each of the Banks agrees that it will not assert or seek to assert against any director officer or employee of the Agent any claim it might have against any of them in respect of the matters referred to in Clause 16.10.

                  16.12 BUSINESS The Agent may accept deposits from lend money to and generally engage in any kind of banking trust, advisory or other business with the Borrower the Guarantor and their related entities and accept and retain any money, payable by any of them for its own account in connection herewith without liability to account to any Bank.

                  16.l3 RESIGNATION The Agent may resign its appointment at any time at its discretion by giving not less than thirty days' prior written notice to that effect to each of the other parties to this agreement Provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with this Clause.

                  16.14 SUCCESSOR If the Agent gives notice of its resignation then any reputable and experienced bank or other financial institution with an office in London may be appointed as a successor to the Agent by a majority of the Banks (as defined in Clause 16.7) (with the approval of the Borrower which shall not be unreasonable withheld) during the period of such notice but, if no such successor is to appointed, the Agent may appoint such a successor itself on the Business Day following the expiry of its notice of resignation, such appointment to be with immediate effect.

                  16.15 BENEFIT If a successor to the Agent is so appointed then the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 16 in respect of any actions taken or omitted to be taken by it whilst it was acting as Agent, and its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

                  16.16 NO RELIANCE It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of an investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and, accordingly, each Bank warrants to the Agent that it has not relied and will not hereafter rely on the Agent to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower in connection with this agreement or the transaction herein contemplated (whether or not such information has been or is circulated to such Bank by the Agent) to assess or keep under review on its behalf the financial condition. creditworthiness, condition, affairs, status or nature of the Borrower.

         17       MISCELLANEOUS

                  17.1 DELAYS The rights and powers of the Agent and the Banks under this agreement will not be affected or impaired by any delay or omission by any of them in exercising them or by any previous exercise of any such rights or powers.

                  17.2 SEVERABILITY Each of the provisions of this agreement shall be severable and distinct from one another and if at any time any one or more of these provisions (or any part of them) is or becomes invalid illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

THIS AGREEMENT has been signed on the date first stated on page 1 above.

                                   SCHEDULE I

                                      Banks

         NAME                ADDRESS (INCLUDING TELEX AND FAX     PARTICIPATION
                                        NUMBER)                      AMOUNT
                                                                        $

The United Bark of Kuwait            7 Baker Street                 10,000,000
PLC                                  London WIM 1AB

                                     Telex No: 888441
                                     Fax No: 0171 487 6848

Singer & Friedlander                 21 New Street                   5,000,000
Limited                              Bishopsgate
                                     London EC2M 4HR

                                     Telex No: 886977
                                     Fax No: 0171 220 7186

Banco Espirito Sanro e               33 Queen Street                 3,000,000
Comercial de Lisboa                  London EC4R 1ES

                                     Telex No 883064
                                     Fax No: 0171 332 4340

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                  1 Copies, certified as true complete and up to date by the secretary or a director of the Borrower or the Guarantor (as appropriate) of the certificate of incorporation and memorandum and articles of association (or other constituting documents) of each of the Borrower and the Guarantor

                  2 Copies certified as true complete and up to date by the secretary or a director of the Borrower or the Guarantor (as appropriate) of a resolution of the board of directors of each such party approving its respective entry into and performance of this agreement and the Security Documents to which it is party and giving details of its officers authorised to sign or witness the affixation of its common seal to this agreement and/or such Security Documents and any communications and documents relating to it or them together with their specimen signatures

                  3 An opinion of the Agent's local counsel in the USA, Switzerland and England.

                  4 Copies' certified as true complete and up to date by the secretary or a director of the Borrower or the Guarantor (as appropriate) of each approval, consent, licence, permit and registration document (if any) as is mentioned as being required by it in relation to this agreement and/or the Security Documents in the opinion of the Agents Counsel.

                  5 Originals of a guarantee given by the Guarantor and a cash deposit security deed granted by the Borrower in favour of the Agent over the Collection Account.

                  6 AIG policy in favour of Hewlett Packard and the Agent covering inter alia de insolvency of the Guarantor.

                  7 Evidence of the stamping and registration of the Security Documents referred to in paragraph 5 with all relevant authorities

                  8        The fees payable under Clause 2.3

                  9 Acknowledgments from each of the Companies each in the form of schedule 4.

                                   SCHEDULE 3

                                 Drawdown Notice

To:      |The Agent]

From:    [The Borrower}

Date:    [            ]

Dear Sirs

US$[       ] LOAN AGREEMENT DATED [            ] 1996
- -----------------------------------------------------

We refer to the above loan agreement (the "Loan Agreement") made between (1) ourselves as Borrower, (2) certain banks and financial institutions as Banks and
(3) yourselves as Agent. Expressions defined in the Loan Agreement will have the same meaning in this notice.

We give you notice that we wish to make a Drawing of up to [ ______________ ] on [ ________________ ] under the Loan Agreement and we enclose a list of the Relevant Customers and Hewlett Packard's invoice(s) as required by Clause 3.2 of the Loan Agreement. Please confirm that this Drawing has been approved by the Banks and if so, make it available to the account of Hewlett Packard detailed below (having. if necessary. purchased the currency required):

Account Number Bank Amount                     Bank                       Amount

As at the date of this notice the representations and warranties contained in Clause 8 of the Loan Agreement are true and accurate and no Event of Default or event which upon the giving of notice or with the lapse of time or both or the satisfying of other conditions would constitute an Event of Default has occurred or will occur as a result of this Drawing.

Yours faithfully

                                   SCHEDULE 4

                             Form of Acknowledgment

To:      Singer & Friedlander Limited

From: [CHS Electronics plc/CHS France SA/CHS Electronic Vertrieb GmbH]

Date: [                              ]

Dear Sirs

US$ [                      ] Loan Agreement dated [                      ] 1996

We refer to the above loan agreement (the "LOAN AGREEMENT") between (1) CHS Finance SA as Borrower (2) certain banks and financial institutions as Banks and
(3) yourselves as Agent.

Expressions defined in the Loan Agreement shall have the same meaning in this acknowledgment.

We acknowledge that the Loan Agreement has been entered into by the Borrower to enable it to on lend the Drawings to us (inter alia) for us to pay invoices from Hewlett Packard.

In consideration of you providing this facility to the Borrower, we undertake to ensure that all payments received from Relevant Customers are paid into the Collection Account.

Yours faithfully

THE BORROWER

CHS FINANCE SA

BY: /s/ Authorized Signature
   ------------------------------------

THE BANKS

THE UNITED BANK OF KUWAIT PLC

BY: /s/ Authorized Signature
   ------------------------------------

SINGER & FRIEDLANDER LIMITED

BY: /s/ Authorized Signature
   ------------------------------------

BANCO ESPIRITO SANTO E COMERCIAL
DE LISBOA

BY: /s/ Authorized Signature
   ------------------------------------

THE AGENT

SINGER & FRIEDLANDER LIMITED

BY: /s/ Authorized Signature
   ------------------------------------


BY: /s/ SORIAN SHAIKI
   ------------------------------------
   Sorian Shaiki

                                                                  CONFORMED COPY

                               DATED 29 MARCH 1996

                                       BY

                                 CHS FINANCE SA.

                                       TO

                          SINGER & FRIEDLANDER LIMITED

                ------------------------------------------------

                                  CASH DEPOSIT

                                  SECURITY DEED

                ------------------------------------------------


                                                       Stephenson Harwood
                                                       One, St Paul's Churchyard
                                                       London EC4M 8SH

                                                       Telephone: 0171-329 4422
                                                       Fax: 0171-606 0822

CASH DEPOSIT SECURITY DEED

DATED: 29 MARCH 1996.

        BY: CHS FINANCE SA whose company number is 10904 and whose registered office is at 59 rue du Rhone, CH 1204, Geneva, Switzerland (Fax Number 41 22 818 4833) (the Depositor")

        TO: SINGER & FRIEDLANDER LIMITED the "Agent") 21 New Street, Bishopsgate. London EC2M 4HR (Telex Number 886 977) (Fax Number 0171 22 7186) or such other office as it may select from time to time in its capacity as agent and trustee for ilself and for the Blanks listed in schedule I (as amended from time to time) of the Loan Agreement (as defined below),

PRELIMINARY

         1 By a Loan Agreement dated 29 March 1996 (the "Loan Agreement") the Banks have agreed to provide the Depositor with an uncommitted revolving loan facility of up to an aggregate principal sum of US$25,(0)00,000 (or its equivalent from time to time in the Invoice Currencies as defined in the Loan Agreement).

         2 It is a condition precedent to drawdown under the Loan Agreement that the Depositor enter into this Cash Deposit Security deed.

         1        INTERPRETATION

         1.1      DEFINITIONS In this deed:

                  "ADDRESS FOR SERVICE" means CHS Electronics pie. Copse Road, St Johns. Woking. Surrey, GU21 1ST, England or such other address in England or Wales as the Depositor may from time to time designate by not less than ten days' notice in writing to the Agent for that purpose;

                  DEPOSITS means (1) the amounts from time to time held in the Depositor's name with the Agent in the following accounts:

                              Sterling Account        no. 21728TC0
                              US Dollars Account      no. 21728TCI
                              French Francs Account   no. 21728TC2
                              Deutschmarks Account    no. 21728TC3
                              Belgian Francs Account  no. 21728TC4

                  (2) any addition to any such deposit (including, without limitation, interest), (3) any amount at any time in the future credited to any such account, (4) all interest accruing on any such deposit, addition or amount and (5) any deposit of the Depositor with the Agent which derives in whole or in part from any such deposit, addition or amount or any part of any of them, in each case howsoever described, designated or numbered at any time and shall include any one or more hereof;

                  "DEPOSITORS LIABILITIES" means the Depositor's obligations and liabilities to the Banks or the Agent covenanted to be discharged or paid under clause 2:

                  "ENCUMBRANCE" includes any mortgage charge (fixed or floating), pledge, hypothecation or lien and any other arrangement or interest (whether by way of assignment, trust, title retention or otherwise) which has the effect of creating security or payment priority;

                  "EXPENSES" means all expenses (on a full indemnity basis, including (without limitation legal fees, from time to time paid or incurred by the Agent at any time in connection with the Deposits or the Depositor's Liabilities or in taking, perfecting, preserving, defending or enforcing this deed (or any of the security created by it) or in exercising any right or power under this deed or otherwise;

                  "INTEREST" means interest at the rate or rates agreed between the Banks or the Agent and the Depositor and in the absence of agreement in respect of any obligation or liability at the rate of 3% per annum above the base rare of the Agent from time to time:

                  "RELEVANT CURRENCY" means in relation to each of the Depositor's Liabilities the currency in which it is from time to time denominated;

                  "SECURITY DOCUMENT" means this Deed, a Guaranty given or to be given to the Agent by CHS Electronics Inc in respect of the liabilities of the Depositor under the Loan Agreement and any other document from time to time conferring security for such liabilities on the Agent or the Banks;

                  "TAX" includes any form of taxation. levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) imposed by a Tax Authority; and

                  "TAX AUTHORITY" means any local, municipal, governmental, state, federal or other fiscal, revenue, customs and/or excise authority, body or official anywhere in the world competent to impose Tax.

         1.2      REFERENCES   In this deed each reference to.

                  "Depositor's Liabilities" or "Deposits is deemed to include a reference to any part of them or it;

                  "Depositor Agent or "Banks", where the context so admits, is deemed to include a reference to its successors, assigns and/or transferees;

                  any document or agreement (including this deed) is deemed to include a reference to such document or agreement as amended. novated, supplemented, substituted or replaced from time to time;

                  a provision of a statute, rule or regulation is. unless otherwise indicated, deemed to include a reference to such provision as amended, modified or re-enacted from time to time;

                  the singular, where the context so admits, is deemed to include the plural and vice versa:

                  a person is deemed to include a reference to a company, partnership. unincorporated body and any other entity and vice versa.

         1.3 TITLES The title of any provision of this deed shall not affect the meaning of that or any other provision.

         2        COVENANTS

         The Depositor covenants to:

         2 1 GENERAL discharge on demand from time to time all the Depositor's obligations and liabilities to the Banks or to the Agent of any kind and in any currency (whether present or future, actual or contingent and whether as principal or surety or incurred alone or jointly with another) under or in connection with the Loan Agreement or any Security Document including (without limitation) interest, fees, banking charges, commission and expenses:

         2.2 EXPENSES pay to the Agent on demand from time u time the Expenses; and

         2.3 INTEREST pay to the Agent on demand from time to time Interest on the Depositor's obligations and liabilities to the Banks or the Agent covenanted to he discharged and/or paid by the Depositor under clauses 2.1 and 2.2 from the date on which the Depositor has agreed to pay Interest on them or, if there is no such agreement, from the date on which they become due or tin the case of any Expense) the date of the Agent's payment until the date of discharge or payment.

         3.       RESTRICTIONS ON DEPOSITS

         3. l REPAYMENT Despite any term to the contrary in relation to the Deposits, the Deposits will not be repayable before the Depositor's Liabilities have been discharged.

         3.2 WITHDRAWAL WITH PERMISSION The Agent may at any time and from time to time in its absolute discretion permit the Depositor to make withdrawals from the Deposits without prejudice to the Agent's rights under this deed.

         4        SET-OFF AND COMBINATION

         Despite any term to the contrary in relation to any liability of the Banks or the Agent to the Depositor, including (without limitation) for the Deposits and whether actual or contingent, present or future and irrespective of the branch or office. currency or place of payment, the Agent shall be entitled at any time or times without notice (both before and after demand) to se' off the Depositor's Liabilities against any such liability of the Agent and/or to combine or consolidate with the Deposits all or any of the Depositor's accounts with the Agent. If any such set-off, combination or consolidation shall be of one currency against or with another, the amount of the Agent's liability extinguished b`: such set-off, combination or consolidation shall be treated as an amount received by the Agent in the currency of such liability for the purposes of clause 10.2.

         5        CHARGE

         5.1 Charge Without affecting and in addition to the Agent's other rights under this deed, the depositor charges with full title guarantee, the Deposits to the Agent by way of first fixed charge as a continuing security for the discharge on demand of the Depositor's Liabilities.

         5.2 Power of sale Section 103 of the Law of Property Act 1925 shall not apply to this deed and the Agent may exercise its power of sale and other powers under that or any other Act or this deed at any time and from time to time after the date of this deed.

         5.3 Appropriation The Agent may at any time and from time to time without notice (both before and after demand) appropriate the Deposits in discharge of the Depositor's Liabilities and for that purpose the Agent may use the Deposits to purchase the Relevant Currency as if it were a receipt' under clause 10.

         5.4 Consolidation permitted Section 93(1) of the Law of Property Act 1925 shall not apply to this security.

         6        APPROPRIATION

                  6.1 APPROPRIATION Subject to clause 6.2, the Agent may apply all payments received in respect of the Depositor's Liabilities in or towards discharge of such part of the Depositor's Liabilities as it thinks fit.

                  6.2 NOTICE OF OTHER INTEREST The Agent may open a new account upon it receiving actual or constructive notice of any charge or interest affecting the Deposits and whether or not the Agent opens any such account no payment received by the Agent after receiving such notice shall (if followed by any payment out of or debit to the relevant account) be appropriated towards or have the effect of discharging the Depositors Liabilities outstanding at the time of receiving such notice.

                  6.3 AGENT'S DISCRETION TO MAKE PAYMENT The Depositor acknowledges that the Agent may disregard the Deposits in determining whether to make payment under any bills or other orders that are drawn on the Agent by the Depositor.

                  7        REDESIGNATION, RENEWAL AND REPLACEMENT OF DEPOSITS

                  7.1 Redesignation If for any reason the Deposits or any account in which the Deposits is held is redesignated or renumbered. this deed shall apply to the redesignated or renumbered Deposits or, as the case may be, to the redesignated or renumbered account (as if the money at any time standing to the credit of such redesignated or

                  7.2 RENEWAL If the Deposits constitute time deposits, then (subject to this deed and subject to the Agent's written agreement to the contrary) that time deposit shall be successively redeposited on maturity for such periods and on such terms concerning interest as may from time to time be agreed between the Agent and the Depositor in writing (failing which agreement. for such periods and on such terms concerning interest as the Agent may in its absolute discretion decide) and shall continue to constitute the Deposits and be held by the Agent on the terms of and subject to this deed.

                  7.3 REPLACEMENT If the Depositor shall at any time or times make any withdrawal from the Deposits with the Agent's consent pursuant to clause 3.9 and all or part of such withdrawn amount shall be deposited in any account of the Depositor with the Agent, the money at any time standing to the credit of such account shall form part of the Deposits and be held by the Agent on the terms of and subject to this deed.

                  8        NEGATIVE PLEDGE

                  Except by the terms of this deed. the Deposits shall not he capable of being assigned, mortgaged or charged or otherwise disposed of or dealt with in any manner at all and accordingly the Depositor shall not create or permit to arise or continue any Encumbrance, right of set-off or equity whatsoever affecting the Deposits or assign. dispose of or deal with the Deposits.

                  PROTECTION OF SECURITY

                  9.1 Preservation of security and rights This deed is in addition to any other rights or security present or future held by the Agent from the Depositor or any other person for the Depositor's Liabilities and shall not merge with or prejudice or be prejudiced by any such rights or security or any other contractual or legal rights of- the Agent, all or any of which the Agent may take, perfect, enforce, renew, vary, release or refrain from taking, perfecting or enforcing without releasing, reducing or otherwise affecting the Agent's rights under this deed.

                  9.2 Power of attorney The Depositor by way of security irrevocably appoints the Agent as the Depositor's attorney (with full power of substitution and delegation) in the Depositor's name and on the Depositor's behalf and as the Depositor's act and deed to sign or execute all such deeds, instruments and documents and do all such acts and things as may be required by he Agent pursuant to this deed or the exercise of any of its powers.

                  9.3 CHANGE IN DEPOSITOR'S CONSTITUTION The Agent's rights under this deed shall not be affected by any change in the Depositor's constitution or composition or by the liquidation or insolvency of the Depositor.

                  9.4 FURTHER ASSURANCE The Depositor will at its own cost at the Agent's request execute any deed or document and take any action required by the Agent to perfect or protect this security or its priority or further to secure on the Deposits the Depositor's Liabilities or for facilitating the appropriation of the Deposits or the exercise of any rights or powers of the Agent or for establishing the nature or extent of the Deposits.

         10       CURRENCY

         10.1 RELEVANT CURRENCY The Depositor's liability under this deed is to discharge the Depositor's Liabilities in the Relevant Currency.

         10.2 RECEIPT IN WRONG currency If at any time the Agent receives a payment referable to any of the Depositor's Liabilities from any source in a currency other than the Relevant Currency, then:

                  10.2.1 EFFECT such payment shall take effect as a payment to the Agent of the amount in the Relevant Currency which the Agent is able to purchase (after deduction of any relevant costs) with the amount of the payment so received in accordance with its usual practice; and

                  10.2.2 INDEMNITY if such payment is made under a court order and is treated by clause 10.2.1 as a payment of an amount which falls short of the relevant liability of The Depositor expressed in the Relevant Currency, the Depositor as a separate and independent obligation shall on demand from time to time indemnify the Agent against such shortfall and pay Interest on such shortfall from the date of such payment TO the date on which the shortfall is paid.

         11       PAYMENTS TO BE MADE WITHOUT Deduction

         11.1 NO DEDUCTIONS All sums payable by the Depositor to the Agent shall be paid in the Relevant Currency in immediately available funds and shall be paid to the credit of such account as the Agent may designate. Ail such payments shall be made in full without setoff of any sum owing by the Agent to the Depositor or counter-claim and free and clear of any deduction of or withholding for or on account of any Tax or for any other reason. except' to the extent that any such deduction or withholding is required by law.

         11.2 GROSSING-UP If at any time the Depositor is required by law to make any deduction or withholding from any payment due from the Depositor to the Agent under this deed. the Depositor shall simultaneously pay to the Agent whatever additional amount is necessary to ensure that the Agent receives a net sum equal to the payment it would have received had no deduction or withholding been made.

         12       CERTIFICATES

         A certificate by an official of the Agent as to the amount at any time of the Depositor's Liabilities and/or of the Deposits shall be conclusive evidence against the Depositor, except in the case of manifest error or on any question of law.

         13       MERGER OR AMALGAMATION

         The Depositor's Liabilities shall extend to ail liabilities of the Depositor to the agent despite any change of name of the Agent and/or the Agent's absorption by or in or amalgamation with any other bank or person or the acquisition of all or pan of its undertaking by any other bank or person and to all sums in respect of advances and other banking facilities from such other bank or person.

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14       COMMUNICATIONS

         14.1     WRITTEN All communications under this deed must be in writing.

         14.2 ADDRESSES Any communication may he sent by prepaid post, telex or fax or delivered to the Agent or the Depositor at its address, telex or fax number shown on page 1 above unless it has communicated another address, telex or fax number to the other in which case it must be sent to the last address, telex or tax number so communicated to the other for this purpose. Communications to the Depositor may also be sent or delivered to the Address for Service.

         14.3 DELIVERY A communication by the Agent b; post: will be deemed made on the day after posting b first class post. postage prepaid (but, if to another country, five days after posting by airmail, postage prepaid). A communication by the Agent by telex or fax will be deemed made when the Agent's telex or tax machine records a complete transmission. A communication by the Depositor will be deemed made only when actually received by the Agent.

         15       REPRESENTATIONS, WARRANTIES AN AND)UNDERTAKING

         15.1 REPRESENTATIONS/WARRANTIES The Depositor represents and warrants to the Agent that:

                  15.1.1 COMPLIANCE WITH LEGAL RESTRICTIONS none of the provisions, covenants and obligations on its pan contained in this deed contravenes any of the provisions of its memorandum or articles of association or other constitutional documents and neither this deed nor its performance will infringe any law or obligation binding upon It;

                  15.1.2 STATUS (a) it is duly constituted and in good standing under the laws of the country in which it is incorporated, (b) it is not insolvent or in liquidation or administration or subject to any other insolvency procedure, (c) no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets and (d) it has the appropriate power and authority to own its property and assets and to carry on its business as now conducted;

                  15.1.3 OBLIGATIONS BINDING the obligations expressed as being assumed by it under this deed constitute its valid, legal and binding obligations;

                  15.1.4 CAPACITY AND APPROVALS FOR THIS DEED it has the appropriate power to enter into and perform the terms and conditions of this deed and has ;en all necessary action to authorise the execution, delivery and performance of this deed;

                  15.l.5 OTHER APPROVALS FOR THIS DEED no consent, permit. Iicence' approval, authorisation or registration of or with any governmental, judicial or other authority or other third party is required or desirable in connection with the execution, performance, validity or enforceability of this deed;

                  15.1.6 AUTHORISATIONS it holds (and has a1 all times complied with in all material respects) all authorisations required to carry on its business and is no! aware of any even or circumstance which could reasonably be expected adversely to affect its right to hold and/or obtain renewal of all such authorisations and/or to obtain any new authorisations which will or may be required in the future pursuant to any regulatory provisions in order to carry on its business;

                  15.1.7 NO ENCUMBRANCES except as previously disclosed in writing to the Agent with express reference to his clause 15.1, there is no Encumbrance affecting any of the Depositor's property. undertaking Of assets other than any Encumbrance created by this deed and the Depositor has nor given any guarantee. indemnity or other assurance against loss in relation to the liability of any person other than under this deed:

                  15.1.8 OWNERSHIP OF DEPOSITS the Depositor is solely and beneficially entitled to all rights in relation to the Deposits free from any Encumbrance or right of set-oft or equity whatsoever (except in favour of the Agent).

         15.2     UNDERTAKINGS The Depositor undertakes that -

                  15.2.1 OWNERSHIP OF DEPOSITS the statement in clause 15.1.8 will at all times continue to be correct;

                  15.2.2 LEGAL OPINION it will on demand obtain or pay to the Agent the cost incurred by the Agent in obtaining at any time a written opinion from lawyers acceptable to the Agent' confirming that the representations and warranties in clause 16.1 are correct and as to any other matters relevant in the Agent's opinion to the Deposits. the Depositor or to this deed.

         16       LAW AND JURISDICTION

         16.1 LAW This deed is governed by and will be construed in accordance with English law.

         16.2 JURISDICTION OF ENGLISH COURTS For the benefit only of the Agent. the parties irrevocably agree that the English courts are to have jurisdiction to settle any disputes and to entertain any suit, action or proceedings n each case arising out of or in connection with this deed (together, in this clause 16, "PROCEEDINGS").

         16.3 OTHER COURTS Nothing contained in this clause 16 shall limit the right of the Agent to take proceedings against the Depositor in the courts of any country in which the Depositor has assets or in any other courts of competent Jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not

         16.4 WAIVER OF OBJECTIONS The Depositor irrevocably waives any objection which it may now or in the future have to any court referred to in this clause 16 as a venue for any proceedings and any claim which it may now or in the future be able to make that any proceedings in any such court have been instituted in an inconvenient or inappropriate forum

         16.5 ENFORCEMENT OF JUDGMENTS A judgment in any proceedings against the Depositor in any court referred to in this clause 16 shall be conclusive-e and binding upon the Depositor and may be enforced in she course of any other jurisdiction.

         16.6 ADDRESS FOR SERVICE The Address for Service shall be an effective address for service of proceedings in the English courts on the Depositor.

         17       ASSIGNMENT AND TRANSFER

         17.1 DEPOSITOR'S CONSENT TO ASSIGNMENT/TRANSFER BY AGENT By this deed she Depositor gives its irrevocable consent and continuing agreement to the assignment and/or transfer by the Agent of any one or more of its rights and/or obligations under this deed.

         17.2 EFFECT OF ASSIGNMENT BY, AGENT OF RIGHTS Upon notice to the Depositor of any assignment of rights against the Depositor under this deed. such assignment shall take effect as an absolute assignment and the assignee shall be entitled to sue the Depositor without joining the assignor as a party to the proceedings. For the avoidance of doubt. the assignor shall be entitled to sue the Depositor pursuant to any right not assigned without joining the assignee as a party to the proceedings.

         17.3 EFFECT OF TRANSFER BY AGENT OF OBLIGATIONS The Depositor irrevocably agrees that, if it receives written notice of any transfer of obligations owed to the Depositor under this deed and the transferee confirms in such notice that is will perform such transferred obligations. then upon receipt of such notice such obligations shall be novated and after that shall be owed to the Depositor by the transferee and not by the transferor.

         17.4 NO ASSIGNMENT/TRANSFER BY DEPOSITOR The Depositor may not assign and/or transfer any one or more of its rights and/or obligations under this deed.

         17.5 CONFIDENTIALITY, The Agent may give such information relating to the Depositor or this deed as it thinks ft to any person proposing to take an assignment and/or transfer from the Agent and/or to enter into contractual relations with the Agent with respect to this deed.

         18       INDEMNITY

         The Depositor will indemnity the Agent on demand against any loss or expense (including' without limitation, legal fees) sustained or incurred as a result either of a failure by the Depositor to perform any of its obligations under this deed or of any representation or warranty made in this deed having been incorrect when made.

         19       MISCELLANEOUS

         19.1 INTEREST Interest payable by the Depositor to the Banks or the Agent with accrue both before and after judgment' on a daily basis and on the basis of a 360 or 365 day year according to e usual practice of the Agent and shall be compounded ( before and after judgment) according to the usual practice of the Agent or, if there is no such practice, quarterly. Interest will be payable on demand made by the Agent from time to time. After a demand Interest will also be calculated on the Depositor's Liabilities together with accrued Interest as at the date of the demand.

         19.2 SEVERABILITY Each of the provisions of this deed shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

         19.3 VARIATIONS No variation of the terms of this deed shall be valid unless in writing signed by the Depositor and confirmed in writing by the Agent.

         19.4 DELAY OR OMISSION BY AGENT The Agent's rights and powers under this deed will not be affected or impaired by any delay or omission by the Agent in exercising them or any previous exercise of any such rights or powers.

         This deed was duly signed or sealed as a deed and delivered on the date which first appears on page 1.

Signed and delivered as a   )
deed by CHS FINANCE SA. SA, )
acting by: /s/
           -----------------------------        --------------------------------
(authorised signatory)      )                   Authorised Signatory